                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant /X/

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                    WILLAMETTE INDUSTRIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                      WEYERHAEUSER COMPANY
                                 AND
                      COMPANY HOLDINGS, INC.
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                PRELIMINARY COPY
                             SUBJECT TO COMPLETION
                               DECEMBER 21, 2000

                           [WEYERHAEUSER LETTERHEAD]

                                                                       -  , 2001

Dear Willamette Shareholder:

    By now, you should have received Weyerhaeuser's Offer to Purchase in connection with our offer to acquire all outstanding shares of Willamette Common Stock at $48.00 per share in cash. Our tender offer was commenced because, even though we communicated to Willamette both in 1998 and again in the summer and fall of 2000 that we were seeking to consummate a business combination at a substantial premium for Willamette's shareholders, Willamette's board of directors has repeatedly refused to negotiate with us.

    This proxy statement and the accompanying GOLD proxy card are from Weyerhaeuser. We are soliciting proxies from Willamette's shareholders to be used at the 2001 annual meeting of shareholders of Willamette. At this annual meeting, three class A directors and one class C director of Willamette will be elected.

    We are soliciting your vote and urging you to vote for the election of our four nominees to Willamette's board because we believe that the current directors of Willamette are not acting, and will not act, in your best interests. Specifically, the Willamette board continues to refuse to negotiate with us and has recommended that you not tender into our premium $48.00 per share cash tender offer, which represents a 38 percent premium over Willamette's closing price on Friday, November 10, 2000, the last trading day before our announcement of our $48.00 cash proposal, and a premium of approximately
60 percent to the average share price for the 60 days prior to November 10, 2000.

    We believe that Willamette shareholders deserve a board of directors that is responsible to them and will act in their best interests. In this proxy statement, we are asking you to send a strong message to Willamette that you want a board that will act in your best interests and let you have the opportunity to accept our premium cash offer. The only way to send that message is by voting down the four incumbent directors nominated by Willamette and electing, instead, the Weyerhaeuser nominees.

    THE WEYERHAEUSER NOMINEES BELIEVE THAT THE SHAREHOLDERS--THE OWNERS OF WILLAMETTE--ARE ENTITLED TO MAKE A DECISION ON WHETHER OR NOT TO ACCEPT WEYERHAEUSER'S OFFER. WE BELIEVE THAT THE WEYERHAEUSER NOMINEES, IF ELECTED TO THE WILLAMETTE BOARD, WILL ACT IN YOUR BEST INTERESTS, AND, SUBJECT TO THEIR FIDUCIARY DUTIES TO WILLAMETTE AND ITS SHAREHOLDERS, SUPPORT WEYERHAEUSER'S OFFER. IF ELECTED, THE WEYERHAEUSER NOMINEES WILL COMPRISE FOUR OF THE CURRENT TEN DIRECTORS OF WILLAMETTE.

    WHETHER OR NOT YOU PLAN TO ATTEND THE 2001 ANNUAL MEETING, WE URGE YOU TO VOTE FOR THE ELECTION OF THE WEYERHAEUSER NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE TODAY.

    YOU MAY VOTE ON THE GOLD PROXY CARD EVEN IF YOU HAVE PREVIOUSLY VOTED A PROXY PROVIDED TO YOU BY WILLAMETTE'S BOARD OF DIRECTORS. YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR VOTE--ONLY YOUR LATEST-DATED PROXY COUNTS.

    REMEMBER, IF YOU HOLD YOUR WILLAMETTE SHARES WITH A BROKERAGE FIRM OR BANK, ONLY THEY CAN EXERCISE VOTING RIGHTS WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, IT IS CRITICAL THAT YOU PROMPTLY CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS TO VOTE THE GOLD PROXY CARD FOR THE ELECTION OF THE WEYERHAEUSER NOMINEES.

    If you have any questions or require any assistance in executing or delivering your proxy, please call our proxy solicitors, Innisfree M&A Incorporated, at 1-877-750-5838.

                                          Very truly yours,
                                          Steven R. Rogel
                                          Chairman, President and
                                          Chief Executive Officer

                                PRELIMINARY COPY
                             SUBJECT TO COMPLETION
                               DECEMBER 21, 2000

                      2001 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                          WILLAMETTE INDUSTRIES, INC.

                            ------------------------

                                PROXY STATEMENT
                                       OF
                              WEYERHAEUSER COMPANY
                                      AND
                             COMPANY HOLDINGS, INC.
                                ----------------

    This Proxy Statement is furnished by Weyerhaeuser Company, a Washington corporation ("Parent"), and Company Holdings, Inc., a Washington corporation and a wholly owned subsidiary of Parent (the "Purchaser" and, together with Parent, "Weyerhaeuser"), in connection with their solicitation of proxies to be used at the 2001 annual meeting of shareholders of Willamette Industries, Inc., an Oregon corporation ("Willamette" or the "Company"), and at any adjournments, postponements or reschedulings thereof (the "2001 Annual Meeting"). Pursuant to this Proxy Statement, Weyerhaeuser is soliciting proxies from shareholders of the Company (the "Shareholders") to elect four nominees of Weyerhaeuser (the "Weyerhaeuser Nominees") as directors of the Company. Although the Company has not yet announced the date of the 2001 Annual Meeting, last year's annual meeting was held on April 18, 2000. Weyerhaeuser is soliciting proxies for use at the 2001 Annual Meeting whenever it may be held. Similarly, the Company has not yet selected the time and location for the 2001 Annual Meeting or set the record date for determining those Shareholders who will be entitled to vote at such meeting (the "Record Date").

    Weyerhaeuser believes that three Class A Directors (the "Class A Directors") will be elected at the 2001 Annual Meeting for a three-year term expiring at the 2004 annual meeting of the Company and one Class C Director (the "Class C Director") will be elected at the 2001 Annual Meeting for a two-year term expiring at the 2003 annual meeting of the Company. Weyerhaeuser is asking for your vote to elect three of the Weyerhaeuser Nominees as Class A Directors and one of the Weyerhaeuser Nominees as a Class C Director.

    THIS SOLICITATION IS BEING MADE BY PARENT AND THE PURCHASER AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    This Proxy Statement and the enclosed GOLD proxy card are first being sent
or given to Shareholders on or about   -  . The principal executive offices of
the Company are located at 1300 Southwest Fifth Avenue, Suite 3800, Portland, Oregon 97201.

    The Purchaser has commenced an offer (the "Offer") to purchase (1) all outstanding shares of the common stock, par value $0.50 per share (the "Shares"), of the Company, and (2) unless and until validly redeemed by the Board of Directors of the Company, the related rights to purchase shares of Series B Junior Participating Preferred Stock, par value $0.50 per share, of the Company (the "Rights") issued pursuant to the Rights Agreement, dated as of February 25, 2000, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, at a price of $48.00 per Share, net to the seller in cash without interest. Parent currently intends, promptly following consummation of the Offer, to seek to have the Company consummate a second-step merger or similar business combination with the Purchaser or another direct or indirect wholly owned subsidiary of Parent (the "Proposed Merger"), pursuant to which each then outstanding Share (other than Shares held by Parent or the Purchaser) will be converted into the right to receive an amount in cash equal to the highest price per Share paid in the Offer. The Offer currently is scheduled to expire at 12:00 midnight, New York City time on Thursday, January 4, 2001. The Purchaser currently anticipates that it will extend the Offer from time to time until the principal conditions of the Offer are satisfied. The purpose of the Offer and the Proposed Merger is for Parent to acquire control of, and ultimately the entire equity interest in, the Company. The Offer, as the first step in the acquisition of the Company, is intended to facilitate the acquisition of all outstanding Shares. For a complete description of the terms of the Offer, including conditions of the Offer and the Proposed Merger and certain federal income tax consequences of the Offer and the Proposed Merger, Shareholders are referred to the Offer to Purchase dated November 29, 2000 (the "Offer to Purchase"). Subject to their fiduciary duties, the Weyerhaeuser Nominees are expected to support the Offer and the Proposed Merger.

    THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.

                                    IMPORTANT
    ELECTION OF THE WEYERHAEUSER NOMINEES IS EXPECTED TO FACILITATE THE OFFER AND THE PROPOSED MERGER. IF YOU WANT THE OPPORTUNITY TO PARTICIPATE IN THE OFFER AND THE PROPOSED MERGER, WE URGE YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TO VOTE FOR THE ELECTION OF THE WEYERHAEUSER NOMINEES AS DIRECTORS.
    ELECTION OF THE WEYERHAEUSER NOMINEES WILL BE AN IMPORTANT STEP IN ALLOWING YOU THE OPPORTUNITY TO RECEIVE THE CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS PURSUANT TO THE OFFER AND THE PROPOSED MERGER.
    HOWEVER, YOU MUST TENDER YOUR SHARES PURSUANT TO THE OFFER AND ALL THE CONDITIONS TO THE OFFER MUST BE SATISFIED OR WAIVED BEFORE YOU CAN RECEIVE THE CASH PRICE TO BE PAID FOR SHARES PURSUANT TO THE OFFER. YOUR VOTE FOR THE ELECTION OF THE WEYERHAEUSER NOMINEES AS DIRECTORS DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE OFFER.
    IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE WEYERHAEUSER NOMINEES BY SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY CARD.

              QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

WHAT ARE WE ASKING YOU TO VOTE FOR?

    Weyerhaeuser is asking you replace the Company's current three Class A Directors and one Class C Director with independent directors who have indicated they will act in your best interests.

WHY ARE WE SOLICITING YOUR VOTE?

    Weyerhaeuser is soliciting your vote because Weyerhaeuser believes that the current directors are not acting, and will not act, in your best interests. Specifically, Weyerhaeuser calls your attention to the fact that:

    - despite the substantial premium of our initial $48.00 per share cash offer on November 29, 2000, the Company's Board of Directors rejected the offer as inadequate without making any effort to negotiate our offer and has refused to amend its "poison pill" rights plan or take other steps that would permit Shareholders to accept our offer, and

    - the Company has taken actions to impose transaction costs on companies seeking to acquire it such as Weyerhaeuser, including the Company's enhancement of its "golden parachute" severance arrangements with a significant number of highly paid employees, thereby depriving Shareholders of value.

HOW DOES THIS VOTE AFFECT THE WEYERHAEUSER TENDER OFFER?

    Even if the Shareholders elect the Weyerhaeuser Nominees, Weyerhaeuser will not be obligated to purchase shares tendered unless certain conditions to the offer are satisfied.

WHAT NEEDS TO HAPPEN FOR WEYERHAEUSER TO COMPLETE ITS TENDER OFFER?

    Certain conditions need to be met in order for Weyerhaeuser to complete its tender offer.

    FIRST, Shareholders must validly tender and not withdraw before the expiration of the offer a majority of the outstanding shares of the Company.

    SECOND, the Company's board of directors needs to redeem the preferred stock ("poison pill") purchase rights or these rights need to be deemed invalid or otherwise inapplicable to the tender offer.

    THIRD, if the Company does not opt out of the Oregon Control Share Act, Weyerhaeuser must be satisfied that it will have full voting rights with respect to all shares to be acquired.

    FOURTH, Weyerhaeuser must be satisfied that any restrictions under Oregon law or Willamette's charter documents on merging the Company with Weyerhaeuser are inapplicable or otherwise invalid.

    FIFTH, all waiting periods imposed by regulatory laws must have expired or terminated. Weyerhaeuser received early termination of the waiting period under the federal antitrust laws on December 14, 2000.

    When all these conditions and other customary conditions listed in Weyerhaeuser's tender offer statement are satisfied then Weyerhaeuser can complete its tender offer.

WHO ARE THE WEYERHAEUSER NOMINEES?

    Weyerhaeuser proposes that Thomas M. Luthy, Robert C. Lane and Evelyn Cruz Sroufe be elected as Class A Directors and John W. Creighton, Jr. be elected as a Class C Director. These nominees are independent persons not affiliated with Weyerhaeuser or the Company. They are highly qualified individuals who believe the Shareholders--the owners of the Company--are entitled to make a decision on whether or not to accept Weyerhaeuser's offer.

IF YOU ELECT THE WEYERHAEUSER NOMINEES, ARE YOU AGREEING TO THE SALE OF WILLAMETTE TO WEYERHAEUSER?

    No, your vote for the election of the Weyerhaeuser Nominees does not obligate you to tender your shares. The Weyerhaeuser Nominees are independent persons who are committed to acting in your best interests and maximizing value for the Shareholders. Subject to their fiduciary duties to Willamette and the Shareholders under applicable law, the Weyerhaeuser Nominees are expected to support Weyerhaeuser's offer.

WHO CAN VOTE AT THE 2001 ANNUAL MEETING?

    If you are a record owner of Willamette common stock at the close of
business on   -  , you have the right to vote for the Weyerhaeuser Nominees at the annual meeting.

HOW MANY SHARES MUST BE VOTED IN FAVOR OF THE WEYERHAEUSER NOMINEES TO ELECT
THEM?

    Assuming a quorum is present at the meeting, the three Class A nominees and the single Class C nominee who receive the most votes will be elected.

WHAT SHOULD YOU DO TO VOTE FOR THE WEYERHAEUSER NOMINEES?

    Sign, date and return the enclosed GOLD proxy card today to Innisfree M&A Incorporated in the envelope provided. In order for your vote to be valid, your proxy card must be signed and dated.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

    Please call Innisfree M&A Incorporated toll free at 1-877-750-5838.

          DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2001 ANNUAL MEETING

    According to publicly available information, the Company's Board of Directors currently consists of 10 members divided into three classes. Each member of a class of directors holds office until the third annual meeting next succeeding his or her election and until his or her successor is elected or until his or her death, resignation, retirement or removal. According to publicly available information, the terms of office of the following three
Class A Directors (the "Class A Directors") will expire at the 2001 Annual
Meeting: Kenneth W. Hergenhan, Robert M. Smelick and Benjamin R. Whiteley. In addition, the term of office of one Class C Director (the "Class C Director"), Duane C. McDougall, who was appointed by the Company's Board of Directors to fill a vacancy created by the retirement of a former Class C Director, also will expire at the 2001 Annual Meeting or at any earlier shareholders' meeting at which directors are elected.

                           THE WEYERHAEUSER NOMINEES

    At the 2001 Annual Meeting, Weyerhaeuser will propose that Thomas M. Luthy, Robert C. Lane and Evelyn Cruz Sroufe be elected as Class A Directors and John
W. Creighton, Jr. be elected as a Class C Director. Each of the Weyerhaeuser Nominees to serve as a Class A Director, if elected, will hold office until the Company's 2004 annual meeting and until his or her successor is elected or until his or her death, resignation, retirement or removal. The Weyerhaeuser Nominee to serve as a Class C Director, if elected, will hold office until the Company's 2003 annual meeting and until his successor is elected or until his death, resignation, retirement or removal.

    The Weyerhaeuser Nominees have furnished the following information regarding their principal occupations and certain other matters.

                                                    PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME, AGE AND BUSINESS (OR RESIDENCE) ADDRESS       DURING THE LAST FIVE YEARS AND OTHER DIRECTORSHIPS
---------------------------------------------       --------------------------------------------------
                CLASS A DIRECTORS
Thomas M. Luthy (63)                                Mr. Luthy served as Senior Vice President, Wood
8 Enatai Drive                                      Products, of Weyerhaeuser Company from April 1995
Bellevue, Washington 98004                          until his retirement in June 1999. Since 1997,
                                                    Mr. Luthy has been a member of the Citizens
                                                    Oversight Panel of Sound Transit (Seattle area
                                                    public transportation agency).

Robert C. Lane (68)                                 Mr. Lane served as Vice President and General
25 Summit Road                                      Counsel of Weyerhaeuser Company from April 1980
Tacoma, Washington 98406                            until his retirement in February 1997. Since
                                                    July 1998 Mr. Lane has been a member and is
                                                    currently secretary of the Public Utility Board
                                                    for the City of Tacoma, Washington.

Evelyn Cruz Sroufe (55)                             Ms. Sroufe has worked in Transition Assistance
1620 Broadmoor Drive East                           with Microsoft Corporation since January 2000.
Seattle, Washington 98112                           From May 1998 to January 2000, she served as
                                                    Senior Vice President, Worldwide Operations, of
                                                    Visio Corporation. From December 1985 to May 1998,
                                                    she was a partner at the law firm of Perkins Coie
                                                    LLP.

                 CLASS C DIRECTOR

John W. Creighton, Jr. (68)                         Mr. Creighton served as Chief Executive Officer of
1000 Second Avenue #3700                            Weyerhaeuser Company from April 1991 until his
Seattle, Washington 98104                           retirement in November 1997, and President from
                                                    April 1988. In addition, Mr. Creighton is a
                                                    director of UAL, Inc. where he serves on the
                                                    audit, compensation, labor and independent
                                                    director nomination committees. He is also a
                                                    director of Unocal Corporation where he serves on
                                                    the accounting and auditing, corporate
                                                    responsibility and retirement committees, and
                                                    effective January 2001, will also serve as
                                                    non-executive chairman of the board of directors.

    Each of the Weyerhaeuser Nominees has agreed to serve as a director of the Company, if elected. Weyerhaeuser does not expect that any of the Weyerhaeuser Nominees will be unable to stand for election or serve as a director, but if any vacancy in the slate of the Weyerhaeuser Nominees occurs for any reason (including if the Company makes or announces any changes to its By-laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Weyerhaeuser Nominees), the Shares represented by the enclosed GOLD proxy card will be voted for a substitute candidate nominated by Weyerhaeuser in compliance with the rules of the Securities and Exchange Commission (the "Commission") and any other applicable law.

    The Weyerhaeuser Nominees and their associates will not receive any compensation from Weyerhaeuser for their service as directors of the Company. Parent will pay each Weyerhaeuser Nominee $25,000 in consideration of such Weyerhaeuser Nominee's service as a Weyerhaeuser Nominee. Parent also has agreed to reimburse the Weyerhaeuser Nominees for fees and expenses incurred in reviewing and entering into their respective agreements with Parent. In addition, Parent has agreed to indemnify the Weyerhaeuser Nominees against any costs, expenses and other liabilities associated with their nomination and the election contest. Parent will not be required to indemnify the Weyerhaeuser
Nominees: (a) except to the extent the aggregate amount of losses to be indemnified exceeds any indemnification and insurance provided by the Company;
(b) for any transaction from which the Weyerhaeuser Nominee personally derived a benefit in money, property or service to which the Weyerhaeuser Nominee was not legally entitled; or (c) in respect of acts or omissions which involve intentional misconduct or a knowing violation of law by the Weyerhaeuser Nominee. Parent may, but is not obligated to, obtain insurance policies covering any portion of such indemnification.

    According to publicly available information, if elected as directors of the Company, the Weyerhaeuser Nominees who are not employees of the Company would receive an annual retainer of $24,000 plus $1,200 for each meeting of the Company's Board of Directors and $1,000 for each committee meeting attended (except that the chairman of a committee receives an attendance fee of $1,500 per meeting). Receipt of such fees may be deferred pursuant to the Company's 1999 Deferred Compensation Plan at the election of each director. If elected, each Weyerhaeuser Nominee also will receive an option to purchase 2,000 Shares and an additional option to purchase 1,200 Shares at each subsequent annual meeting after which he or she is to continue to serve as a director. Such options would be granted at an exercise price equal to the fair market value of the Shares on the date of grant, have terms of 10 years and 2 days and be subject to vesting provisions. Each of the Weyerhaeuser Nominees, if elected, would be indemnified for service as a director to the same extent indemnification is provided to other directors under the Company's Restated Articles of Incorporation. In addition, Weyerhaeuser believes that upon election, the Weyerhaeuser Nominees would be covered by the Company's officer and director liability insurance, if any, and be entitled to any other benefits made available to directors by the Company. Weyerhaeuser disclaims any responsibility for the foregoing information regarding the Company's director compensation and benefits arrangements, as such information derives solely from the Company's public filings.

    To the extent the matters to be acted upon at the 2001 Annual Meeting may have an effect on the consummation of the Offer and the Proposed Merger, certain of the Weyerhaeuser Nominees may be deemed to have an interest in such matters as a result of their ownership of Parent securities. Mr. Luthy owns 978 shares of Parent common stock, options to purchase an additional 75,200 shares of Parent common stock and 6,408 Parent common share equivalents. Mr. Lane owns 507 shares of Parent common stock. Mr. Creighton owns 29,283 shares of Parent common stock, options to purchase an additional 220,000 shares of Parent common stock and 28,078 Parent common share equivalents. Certain of Mr. Creighton's shares are owned jointly with his spouse. None of the Weyerhaeuser Nominees owns beneficially or of record any securities of the Company.

    To the knowledge of Parent and the Purchaser, there are no material proceedings in which any of the Weyerhaeuser Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries, or proceedings in which such nominees or associates have a material interest adverse to the Company or any of its subsidiaries. To the knowledge of Parent and the Purchaser, no occupation or employment was carried on by any of the Weyerhaeuser Nominees with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company and none of the Weyerhaeuser Nominees has ever served on the Company's Board of Directors.

    Other than as disclosed in this Proxy Statement, to the knowledge of Parent and the Purchaser, there are no arrangements or understandings between any of the Weyerhaeuser Nominees and any other party pursuant to which any such nominee was or is to be selected as a director or nominee.

    To the knowledge of Parent and the Purchaser, none of the Weyerhaeuser Nominees, their immediate family members, any corporation or organization of which any of the Weyerhaeuser Nominees is an executive officer or partner, or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, or any trust or other estate in which any of the Weyerhaeuser Nominees has a substantial beneficial interest or serves as a trustee or in a similar capacity, has been indebted to the Company or its subsidiaries at any time since January 1, 2000, in an amount in excess of $60,000.

    To the knowledge of Parent and the Purchaser, none of the Weyerhaeuser Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K under the Securities Act of 1933 ("Regulation S-K"). Other than as set forth above, neither Parent nor the Purchaser is aware of any other arrangements pursuant to which any director of the Company was to be compensated for services during the Company's last fiscal year.

    To the knowledge of Parent and the Purchaser, none of the relationships regarding the Weyerhaeuser Nominees described under Item 404(b) of Regulation S-K exists or has existed since January 1, 2000. To the knowledge of Parent and the Purchaser, there are no relationships involving any of the Weyerhaeuser Nominees or any of their associates, that would have required disclosure under
Item 402(j) of Regulation S-K had the Weyerhaeuser Nominees been directors of the Company.

                 REASONS TO VOTE FOR THE WEYERHAEUSER NOMINEES

    Weyerhaeuser urges all Shareholders to vote FOR the election of the Weyerhaeuser Nominees. Set forth below are several reasons to vote FOR the Weyerhaeuser Nominees.

    - A VOTE FOR THE WEYERHAEUSER NOMINEES LETS THE COMPANY KNOW THAT YOU WANT TO HAVE THE OPPORTUNITY TO ACCEPT THE OFFER.

        Weyerhaeuser believes that the terms of the Offer and the Proposed Merger are fair and generous to the Shareholders. In addition, Weyerhaeuser believes that the Shareholders, as well as the Company's employees, customers and suppliers and the communities and geographies in which the Company operates, would benefit from the Offer and the Proposed Merger to a greater extent than if the Company remains an independent entity. The existing members of the Company's Board of Directors have recommended against the Offer despite the fact that the $48.00 price to be paid in the Offer represents a 38% premium to the $34.75 closing price on the New York Stock Exchange on November 10, 2000, the last trading day before the announcement of Weyerhaeuser's $48.00 cash proposal, and a premium of approximately 60% to the average Share price for the 60 days prior to November 10, 2000. The Company's Board of Directors, however, has approved significant enhancements to the "golden parachute" severance arrangements with a significant number of the Company's highly paid employees. By voting for the Weyerhaeuser Nominees, Shareholders can demonstrate to the other members of the Company's Board of Directors their support for the proposed combination of the Company and Weyerhaeuser. We think the Shareholders themselves should have the right to decide whether to accept the Offer.

    - A VOTE FOR THE WEYERHAEUSER NOMINEES WILL SEND A MESSAGE TO THE COMPANY THAT YOU WANT THE COMPANY TO TAKE ACTION TO ELIMINATE OBSTACLES TO THE OFFER.

        Even if the Shareholders elect the Weyerhaeuser Nominees, the Purchaser does not intend to consummate the Offer unless certain conditions to the Offer are satisfied. These conditions include the redemption of the Company's "poison pill" Rights and obstacles to the Proposed Merger under the Oregon Control Share Act, the Oregon Business Combination Statute and the supermajority voting provisions of Article VI of the Company's Restated Articles of Incorporation. See "Introduction" and Section 11 of the Offer to Purchase. The Company's Board of Directors has the power to take action to eliminate these obstacles to the Offer and the Proposed Merger. By voting for the Weyerhaeuser Nominees, Shareholders can tell the other members of the Company's Board of Directors that it should take such action.

    YOU CAN TAKE SOME IMMEDIATE STEPS TO HELP OBTAIN THE MAXIMUM VALUE FOR YOUR
SHARES:

        (1) SIGN, DATE AND RETURN YOUR GOLD PROXY CARD TODAY, VOTING FOR THE ELECTION OF THE WEYERHAEUSER NOMINEES; AND

        (2)  MAKE YOUR VIEWS KNOWN TO THE COMPANY'S BOARD OF DIRECTORS.

    BY TAKING THESE STEPS, YOU WILL GIVE THE COMPANY'S BOARD OF DIRECTORS A CLEAR MESSAGE THAT THEY SHOULD TAKE ALL NECESSARY STEPS TO ALLOW YOU TO HAVE THE OPPORTUNITY TO RECEIVE THE CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS IN THE OFFER AND THE PROPOSED MERGER.

    A vote for the election of the Weyherhaeuser Nominees will not obligate you to tender Shares in the Offer. It will help to give the Shareholders an opportunity to decide for themselves whether to accept the Offer.

             NOMINATION AND QUORUM REQUIREMENTS; VOTING PROCEDURES

    The Company's By-laws require that any Shareholder wishing to nominate persons for election as directors at an annual meeting must give the Company written notice of such nominations, together with certain information regarding the nominees and the nominating Shareholder. Generally, such notice must be given not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. On December 21, 2000, Weyerhaeuser delivered to the Company the notice and information required by the Company's By-laws with respect to its nomination of the Weyerhaeuser Nominees for election at the 2001 Annual Meeting.

    Pursuant to Article II, Section 5 of the Company's By-laws, election of the Weyerhaeuser Nominees to the Company's Board of Directors requires the affirmative vote of a plurality of the votes cast by the Company shares entitled to vote at the 2001 Annual Meeting, provided that a quorum is present. The presence in person or by proxy of holders of at least a majority of the Company shares entitled to vote at the 2001 Annual Meeting will constitute a quorum. Historically, the Company has considered shares represented at a meeting by proxies reflecting "broker non-votes" or abstentions to be present for purposes of its determination of whether or not a quorum is present at a meeting. Based on publicly available information, Weyerhaeuser believes that the Company common stock is the only class of voting shares of the Company and that all outstanding Shares as of the close of business on the Record Date, which will be set by the Company, other than Shares held by majority-owned subsidiaries of the Company (as to which Section 60.227 of the OBCA and the Company's Articles of Incorporation generally deny voting rights), will be entitled to vote at the 2001 Annual Meeting. Subject to the foregoing, each Share will be entitled to one vote.

    According to the Company's Solicitation/Recommendation Statement on
Schedule 14D-9 filed with the Commission on December 5, 2000 (the "Company
Schedule 14D-9"), as of November 30, 2000, there were outstanding 109,330,003 Shares. Assuming a quorum is present, the three nominees for Class A Director and the single nominee for Class C Director who receive the most votes will be elected. Information regarding the number of Shares beneficially owned by beneficial owners of 5% or more of the Shares and the Company's directors and executive officers is set forth on Schedule I hereto.

    The accompanying GOLD proxy card will be voted in accordance with the Shareholder's instructions on such GOLD proxy card. Shareholders may vote for the election of the entire slate of Weyerhaeuser Nominees or may withhold their votes by marking the proper box on the GOLD proxy card. Shareholders may also withhold their votes from any one or more of the Weyerhaeuser Nominees by marking the proper box and writing the name of any such Weyerhaeuser Nominee in the space provided on the GOLD proxy card. Notwithstanding the foregoing, Weyerhaeuser urges Shareholders to vote for all of the Weyerhaeuser Nominees on the enclosed GOLD proxy card. If no direction is given, the enclosed GOLD proxy card will be voted for the election of all of the Weyerhaeuser Nominees.

    It is expected that the Weyerhaeuser Nominees will, subject to their fiduciary duties, seek to cause the Company's Board of Directors to take all such actions as may be necessary to facilitate the Offer and the Proposed Merger. Even if the Weyerhaeuser Nominees are elected to the Company's Board of Directors, they will not, acting alone, have the power to direct actions of the Company since they will constitute less than a majority of the Company's Board of Directors. However, Weyerhaeuser believes that election of the Weyerhaeuser Nominees will facilitate the elimination of certain obstacles to the Offer and the Proposed Merger.

    ELECTION OF DIRECTORS IS BY PLURALITY VOTE. SHARES NOT VOTED, INCLUDING "BROKER NON-VOTES", AND SHARES VOTED TO "ABSTAIN" FROM SUCH VOTE WILL NOT BE TAKEN INTO ACCOUNT IN DETERMINING THE OUTCOME OF THE ELECTION OF DIRECTORS.

    A VOTE FOR THE WEYERHAEUSER NOMINEES WILL NOT OBLIGATE YOU TO TENDER SHARES IN THE OFFER, NOR IS THE GRANT OF A PROXY TO WEYERHAEUSER A CONDITION TO TENDERING SHARES IN THE OFFER. A VOTE FOR THE WEYERHAEUSER NOMINEES WILL HELP TO GIVE THE SHAREHOLDERS AN OPPORTUNITY TO DECIDE FOR THEMSELVES WHETHER TO ACCEPT THE OFFER.

    WEYERHAEUSER STRONGLY RECOMMENDS A VOTE FOR THE WEYERHAEUSER NOMINEES.

                               VOTING YOUR SHARES

    WHETHER OR NOT YOU PLAN TO ATTEND THE 2001 ANNUAL MEETING, WE URGE YOU TO VOTE FOR THE ELECTION OF THE WEYERHAEUSER NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE TODAY.

    YOU MAY VOTE ON THE GOLD PROXY CARD EVEN IF YOU HAVE PREVIOUSLY VOTED A PROXY PROVIDED TO YOU BY THE COMPANY'S BOARD OF DIRECTORS. YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR VOTE--ONLY YOUR LATEST-DATED PROXY COUNTS.

    IF YOU HOLD YOUR SHARES IN THE NAME OF ONE OR MORE BROKERAGE FIRMS, BANKS OR NOMINEES, ONLY THEY CAN EXERCISE VOTING RIGHTS WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, IT IS CRITICAL THAT YOU PROMPTLY CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS TO VOTE THE GOLD PROXY CARD FOR THE ELECTION OF THE WEYERHAEUSER NOMINEES.

    EXECUTION AND DELIVERY OF A PROXY BY A RECORD HOLDER OF SHARES WILL BE PRESUMED TO BE A PROXY WITH RESPECT TO ALL SHARES HELD BY SUCH RECORD HOLDER UNLESS THE PROXY SPECIFIES OTHERWISE.

    ONLY HOLDERS OF RECORD AS OF THE RECORD DATE WILL BE ENTITLED TO VOTE. IF YOU ARE A SHAREHOLDER OF RECORD AT THE CLOSE OF BUSINESS ON THE RECORD DATE, YOU WILL RETAIN YOUR VOTING RIGHTS FOR THE 2001 ANNUAL MEETING EVEN IF YOU SELL YOUR SHARES AFTER THE RECORD DATE. ALSO, THE TENDER OF SHARES PURSUANT TO THE OFFER DOES NOT CONSTITUTE THE GRANT TO THE PURCHASER OF A PROXY OR ANY VOTING RIGHTS WITH RESPECT TO THE TENDERED SHARES UNTIL SUCH TIME AS SUCH SHARES ARE ACCEPTED FOR PAYMENT BY THE PURCHASER. ACCORDINGLY, IT IS IMPORTANT THAT YOU VOTE THE SHARES HELD BY YOU ON THE RECORD DATE, OR GRANT A PROXY TO VOTE SUCH SHARES ON THE GOLD PROXY CARD, EVEN IF YOU SELL OR TENDER YOUR SHARES AFTER THE RECORD DATE.

    YOUR PROXY IS IMMEDIATELY REVOCABLE, AND YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY ATTENDING THE 2001 ANNUAL MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE 2001 ANNUAL MEETING WILL NOT IN AND OF ITSELF CONSTITUTE REVOCATION OF A PROXY), BY GIVING ORAL NOTICE OF REVOCATION OF YOUR PROXY AT THE 2001 ANNUAL MEETING, OR BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY RELATING TO THE MATTERS TO BE CONSIDERED AT THE 2001 ANNUAL MEETING AND BEARING A LATER DATE TO THE SECRETARY OF THE COMPANY AT 1300 SOUTHWEST FIFTH AVENUE, SUITE 3800, PORTLAND, OREGON 97201. UNLESS REVOKED IN THE MANNER SET FORTH ABOVE, PROXIES IN THE FORM ENCLOSED WILL BE VOTED AT THE 2001 ANNUAL MEETING FOR THE ELECTION OF DIRECTORS IN ACCORDANCE WITH YOUR INSTRUCTIONS. IN THE ABSENCE OF SUCH INSTRUCTIONS, SUCH PROXIES WILL BE VOTED FOR THE ELECTION OF THE WEYERHAEUSER NOMINEES (INCLUDING ANY SUBSTITUTES IF ANY WEYERHAEUSER NOMINEE IS UNABLE TO SERVE OR FOR GOOD REASON WILL NOT SERVE). IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE 2001 ANNUAL MEETING, SUCH

PROXIES WILL BE VOTED ON SUCH MATTERS AS PARENT, IN ITS SOLE DISCRETION AND CONSISTENT WITH THE FEDERAL PROXY RULES, MAY DETERMINE.

                            YOUR VOTE IS IMPORTANT.

    WE URGE YOU TO VOTE FOR THE ELECTION OF THE WEYERHAEUSER NOMINEES BY SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY CARD TODAY.

    IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE WEYERHAEUSER NOMINEES BY SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY CARD.

    If you have any questions about the voting of Shares please call:

                           INNISFREE M&A INCORPORATED
                        CALL TOLL-FREE:  (877) 750-5838
                Banks and Brokers Call Collect:  (212) 750-5833

                         INFORMATION ABOUT PARTICIPANTS

    The Purchaser was organized in 2000 under the laws of the State of Washington for the purpose of engaging in a business combination with the Company. The Purchaser is a wholly owned subsidiary of Parent. The Purchaser has not, and is not expected to, engage in any business other than in connection with its organization, the Offer and the Proposed Merger. Its principal executive offices and telephone number are the same as those of Parent.

    Parent was organized in 1900 under the laws of the State of Washington. Its principal executive offices are located at 33663 Weyerhaeuser Way South, Federal Way, Washington 98003 and its telephone number is (253) 924-2345. Parent is principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products, real estate development and construction, and other real estate related activities.

    Parent is subject to the informational filing requirements of the Securities Exchange Act of 1934 and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Information regarding the public reference facilities may be obtained from the Commission by telephoning 1-800-SEC-0330. The Company's filings are also available to the public on the Commission's Internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of many of the items filed with the Commission and other information concerning Parent are available for inspection at the offices of the New York Stock Exchange, Inc. located at 20 Broad Street, New York, New York 10005.

    Information regarding directors, executive officers and employees of Parent or the Purchaser and other representatives of Weyerhaeuser who may solicit proxies or assist in the solicitation of proxies is set forth on Schedule II hereto.

    To the extent the matters to be acted upon at the 2001 Annual Meeting may have an effect on the consummation of the Offer and the Proposed Merger, Parent and the Purchaser may be deemed to have an interest in such matters as a result of (1) their collective ownership of 1,000 Shares, (2) the Purchaser being the offeror in the Offer and (3) Parent and the Purchaser being proposed parties to the Proposed Merger. For more detailed information regarding the directors and executive officers of Parent and the Purchaser and transactions involving Company securities since January 1, 1999 by Parent, the Purchaser, the individuals named on Schedule II and the Weyerhaeuser Nominees, see Schedule II of this Proxy Statement.

    In connection with his past employment with the Company, Steven R. Rogel, Chairman of the Board of Directors, President and Chief Executive Officer of Parent and President of the Purchaser, receives payments from the Company. In 1999, he received deferred compensation payments of $234,602 and pension payments of $160,425 from the Company. In the first nine months of 2000, Mr. Rogel received deferred compensation payments of $189,083 and pension payments of $120,319.

    Except as set forth in this Proxy Statement, none of Parent or the Purchaser or, to the knowledge of Parent and the Purchaser, any of the individuals identified in Schedule II, the Weyerhaeuser Nominees, or any associates or immediate family members of the foregoing persons has had or will have a direct or indirect material interest in any transaction or series of similar transactions since January 1, 2000, or any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

    Except as set forth in this Proxy Statement, none of Parent or the Purchaser or, to the knowledge of Parent and the Purchaser, any of the individuals identified in Schedule II, the Weyerhaeuser Nominees, or any associates of the foregoing persons has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

              CERTAIN TRANSACTIONS BETWEEN PARENT AND THE COMPANY

    In the ordinary course of business, Parent purchases a variety of products and services from the Company and sells a variety of products to the Company. In 1999, the principal products purchased by Parent from the Company were paper and pulp, building materials, logs and timber and recycled fiber, and aggregate payments by Parent to the Company were approximately $77.2 million. Through October 2000, the principal products purchased by Parent from the Company were paper and pulp, building materials, chips and logs and timber, and aggregate payments by Parent to the Company were approximately $79.9 million.

    In 1999, the principal products sold by Parent to the Company consisted of containerboard, logs and wood products, and aggregate sales to the Company were approximately $63.2 million. Through October 2000, the principal products sold by Parent to the Company consisted of containerboard, logs, pulp and wood products, and aggregate sales by Parent to the Company were approximately
$62.4 million.

    In connection with the Offer, Parent and the Purchaser have reviewed, and will continue to review, on the basis of publicly available information, various possible business strategies that they might consider in the event that they acquire control of the Company. In addition, if and to the extent that Parent and the Purchaser acquire control of the Company or otherwise obtain access to the books and records of the Company, Parent and the Purchaser intend to conduct a detailed review of the Company and its assets, financial projections, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and consider and determine what, if any, changes would be desirable in light of the circumstances that then exist. Such strategies could include, and Parent and the Purchaser reserve the right, should they obtain control of the Company, to make, among other things, changes in the Company's business, facility locations, corporate structure, marketing strategies, capitalization, management or dividend policy.

                            SOLICITATION OF PROXIES

    Proxies will be solicited by mail, telephone, facsimile or telegram, in person and by advertisement. Information regarding directors, executive officers and employees of Parent or the Purchaser and other representatives of Weyerhaeuser who may solicit proxies or assist in the solicitation of proxies is set forth on Schedule II hereto. Except as set forth herein, none of Parent or the Purchaser, or to the best knowledge of Parent and the Purchaser, any of the Weyerhaeuser Nominees or the persons listed in Schedule II hereto, has any substantial interest in any matter to be acted upon at the 2001 Annual Meeting.

    Parent has retained Innisfree M&A Incorporated ("Innisfree") for solicitation and advisory services in connection with solicitations relating to the 2001 Annual Meeting, for which Innisfree is to receive a fee of $ - and reimbursement of reasonable out-of-pocket expenses, and in connection with other proxy solicitations relating to the Offer and the Proposed Merger. Parent also has agreed to indemnify Innisfree against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. Innisfree will solicit proxies for the 2001 Annual Meeting from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that
Innisfree will employ approximately   -  persons to solicit Shareholders for the
2001 Annual Meeting. Innisfree also is acting as Information Agent in connection with the Offer and the Proposed Merger, for which Innisfree will be paid customary compensation in addition to reimbursement of reasonable out-of-pocket expenses.

    Morgan Stanley & Co. Incorporated ("Morgan Stanley") is acting as financial advisor to Parent in connection with its effort to acquire the Company and is acting as the Dealer Manager in connection with the Offer. Parent has agreed to pay Morgan Stanley a transaction fee of up to $26,400,000 in connection with the Offer and the Proposed Merger, (1) $8,800,000 of which has been paid, (2) an additional $8,800,000 of which is payable upon the acquisition by Parent of more than 50% of the equity interests of the Company and (3) the remainder of which is payable upon the acquisition by Parent of more than 80% of the equity interests of the Company or control of the Company's Board of Directors. Parent also has agreed to reimburse Morgan Stanley for its expenses, including the fees of its outside counsel, incurred in connection with its engagement, and to indemnify Morgan Stanley and certain related persons against certain liabilities and expenses in connection with their engagement, including certain liabilities under the federal securities laws.

    In connection with Morgan Stanley's engagement as financial advisor, Parent anticipates that certain employees of Morgan Stanley may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are Shareholders for the purpose of assisting in the solicitation of proxies for the 2001 Annual Meeting. Morgan Stanley will not receive any fee for or in connection with such solicitation activities apart from the fees which it may otherwise be entitled to receive as described above.

    Morgan Stanley and its affiliates render various investment banking and other advisory services to Parent and its affiliates and are expected to continue to render such services, for which they have received and expect to continue to receive customary compensation from Parent and its affiliates.

    The entire expense of soliciting proxies for the 2001 Annual Meeting is being borne by Parent. Parent will not seek reimbursement for such expenses from the Company. Costs of this solicitation of proxies (excluding costs relating to the Offer and the Proposed Merger) are expected to be approximately $ - . Total costs incurred to date in furtherance of or in connection with the solicitation of proxies (excluding costs relating to the Offer and the Proposed Merger) are approximately $ - .

                    OTHER MATTERS AND ADDITIONAL INFORMATION

    Weyerhaeuser is not aware of any other substantive matter to be considered at the 2001 Annual Meeting. However, if any other matter properly comes before the 2001 Annual Meeting, Weyerhaeuser will vote all proxies held by it in accordance with its best judgment and consistent with the federal proxy rules.

    The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information. Although Weyerhaeuser does not have any information that would indicate that any information contained in this Proxy Statement that has been taken from such documents is inaccurate or incomplete, neither Parent nor the Purchaser takes any responsibility for the accuracy or completeness of such information. To date, Weyerhaeuser has had only limited access to the books and records of the Company.

    Shareholders will have no dissenters' rights with respect to the election of directors at the 2001 Annual Meeting.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    As of the date hereof, the Company has not disclosed the dates prior to which notices of nominations for election to the Company's Board of Directors or Shareholder proposals in respect of the Company's 2002 annual meeting of Shareholders must be delivered to the Company. Weyerhaeuser believes that, in determining these dates, the following principles will apply:

    - Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, in order for Shareholder proposals to be considered for inclusion in the Company's proxy statement for the 2002 annual meeting of Shareholders, such proposals must be received by the Secretary of the

      Company at 1300 Southwest Fifth Avenue, Suite 3800, Portland, Oregon 97201, not less than 120 calendar days prior to the date of the proxy statement released by the Company in connection with the 2001 Annual Meeting. If an annual meeting is not held in 2001 or the date of the 2002 annual meeting varies by more than 30 days from the date of the 2001 Annual Meeting, the Company will be required to establish a deadline a reasonable time prior to printing and mailing its proxy materials for the 2002 annual meeting.

    - Under Section 9 of the Company's Restated By-laws, for notices of nominations or other business to be properly brought before an annual meeting, notice must be given not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the Shareholder to be timely must be delivered not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

    Further information regarding the applicable dates for nominations of directors and Shareholder proposals will be contained in the Company's proxy statement for the 2001 Annual Meeting.

                                    *  *  *

    PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. BY SIGNING AND MAILING THE ENCLOSED PROXY CARD, ANY PROXY PREVIOUSLY SIGNED BY YOU RELATING TO THE SUBJECT MATTER HEREOF WILL BE AUTOMATICALLY REVOKED.

    This Proxy Statement is neither a request for the tender of Shares nor an offer with respect thereto. The Offer is made only by means of the Offer to Purchase and the related Letter of Transmittal.

    By voting for the election of the Weyerhaeuser Nominees, a Shareholder is not required to tender Shares in the Offer and would not be prohibited from later voting against a proposed business combination with Weyerhaeuser.

WEYERHAEUSER COMPANY
COMPANY HOLDINGS, INC.
Dated   -

                                   SCHEDULE I
                         SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

    According to the Company Schedule 14D-9, as of November 30, 2000, there were outstanding 109,330,003 Shares. According to the Company's Annual Report on
Form 10-K for the year ended December 31, 1999, there were 3,280,686 Shares issuable pursuant to employee stock options outstanding as of December 31, 1999.

    Based upon Weyerhaeuser's review of the Company's Proxy Statement for its 2000 annual meeting of shareholders (the "Company 2000 Proxy Statement"), to Weyerhaeuser's knowledge, (1) the entities set forth below beneficially owned as of December 31, 1999, or January 31, 2000, as the case may be, more than five percent of the outstanding Shares and (2) the executive officers and directors of the Company beneficially owned as of January 31, 2000, the number of Shares set forth below:

5% BENEFICIAL OWNERS

                                   SHARES OF
                                  COMMON STOCK              NATURE OF               PERCENT OF
                                  BENEFICIALLY              BENEFICIAL             OUTSTANDING
NAME AND ADDRESS                     OWNED                 OWNERSHIP(A)            COMMON STOCK
----------------                  ------------   --------------------------------  ------------
Maurie D. Clark*................    3,387,110    Sole Voting and Disposition           3.03%
Suite 600                           4,737,307    Shared Voting and Disposition         4.24%
1211 S.W. Fifth Avenue              8,124,417    Total                                 7.28%
Portland, OR 97204

William Swindells*..............    2,299,104    Sole Voting and Disposition(d)        2.06%
1300 S.W. Fifth Avenue              3,596,456    Shared Voting and Disposition         3.22%
Portland, OR 97201                  5,895,560    Total                                 5.28%

The Prudential Insurance
Company of America**............      203,432    Sole Voting and Disposition           0.18%
751 Broad Street                    5,532,876    Shared Voting                         4.96%
Newark, NJ 07102-3777               5,583,830    Shared Disposition                    5.00%
                                    5,787,262    Total                                 5.19%

Wells Fargo & Company**.........    3,434,009    Sole Voting                           3.08%
420 Montgomery Street               6,321,284    Shared Voting                         5.66%
San Francisco, CA 94104                22,980    Sole Disposition                      0.02%
                                   15,109,412    Shared Disposition                   13.54%
                                   15,148,317    Total                                13.58%

------------------------

*   As of January 31, 2000

**  As of December 31, 1999

DIRECTORS AND EXECUTIVE OFFICERS

                                                                                     PERCENT OF
                                                         SHARES OF COMMON STOCK      OUTSTANDING
                                                         BENEFICIALLY OWNED AT         COMMON
NAME                                                      JANUARY 31, 2000(A)           STOCK
----                                                     ----------------------      -----------
Winslow H. Buxton......................................             1,999(b)(d)         0.00%
Marvin D. Cooper.......................................            79,544(b)(c)         0.07%
Gerard K. Drummond.....................................             8,400(d)            0.01%
Kenneth W. Hergenhan...................................             4,972(b)(d)         0.00%
William P. Kinnune.....................................           205,923(c)(e)         0.18%
Paul N. McCracken......................................            18,940(d)(f)         0.02%
Duane C. McDougall.....................................            62,663(b)(c)(f)      0.06%
Michael R. Onustock....................................           103,851(c)(e)         0.09%
J. A. Parsons..........................................           149,955(b)(c)(g)      0.13%
G. Joseph Prendergast..................................             5,700(d)            0.01%
Stuart J. Shelk, Jr....................................         1,671,738(b)(d)         1.50%
Robert M. Smelick......................................             8,400(d)            0.01%
William Swindells......................................         5,895,560(b)(d)         5.28%
Michael G. Thorne......................................                --               0.00%
Benjamin R. Whiteley...................................            10,900(d)            0.01%
All directors and executive officers as a group (16
  persons).............................................         8,137,678(b)(c)(d)(e)    7.29%

------------------------

(a) Shares are included in table as "beneficially owned" if the person named has or shares the right to vote or direct the voting of or the right to dispose or direct the disposition of such shares. Inclusion of shares in the table does not necessarily imply that the persons named receive the economic benefits of the shares so listed.

(b) Includes shares as to which the individual shares voting and dispositive power as follows: Mr. Winslow H. Buxton, 13 shares; Mr. Marvin D. Cooper, 400 shares; Mr. Kenneth W. Hergenhan, 1,772 shares; Mr. Duane C. McDougall, 32 shares; Mr. J. A. Parsons, 400 shares; Mr. Stuart J. Shelk, Jr., 18,120 shares; and Mr. William Swindells, 3,596,456 shares.

(c) Includes shares subject to employee stock options exercisable within 60 days after January 31, 2000, under the Company's 1995 Long-Term Incentive Compensation Plan (the "1995 Plan") and its 1986 Stock Option and Stock Appreciation Rights Plan (the "1986 Plan") as follows: Mr. Marvin D. Cooper, 49,813 shares; Mr. William P. Kinnune, 63,174 shares; Mr. Duane C. McDougall, 41,243 shares; Mr. Michael R. Onustock, 52,867 shares; Mr. J. A. Parsons, 103,450 shares; and all current executive officers as a group, 232,936 shares.

(d) Includes shares subject to options exercisable within 60 days after January 31, 2000, under the non-employee director provisions of the 1995 Plan as follows: Mr. Winslow H. Buxton, 667 shares; Messrs. Gerard K. Drummond, Paul N. McCracken, Stuart J. Shelk, Jr., Robert M. Smelick, and Benjamin R. Whiteley, 4,400 shares each; Messrs. Kenneth W. Hergenhan and G. Joseph Prendergast, 3,200 shares each; Mr. William Swindells, 2,000 shares; and all directors as a group, 31,067 shares.

(e) Includes restricted shares of Company common stock awarded pursuant to the 1995 Plan, as to which the individual has sole voting and shared dispositive power, as follows: Mr. William P. Kinnune, 1,680 shares; Mr. Michael R. Onustock, 1,394 shares; and all executive officers as a group, 3,074 shares.

(f) According to a press release issued by the Company on August 3, 2000, Mr. Duane C. McDougall was elected to the Company's Board of Directors to replace Mr. Paul N. McCracken, who retired.

(g) According to a press release issued by the Company on November 11, 1999, Mr. J. A. Parsons retired from his position as executive vice president and chief financial officer of the Company in 1999.

    According to the Company 2000 Proxy Statement, as of January 31, 2000, the executive officers and directors of the Company beneficially owned 8,137,678 Shares (approximately 7.29% of the Shares then reported as outstanding). Executive officers and directors of the Company may own more Shares on the Record Date as a result of their acquisition of Shares in the open market, the issuance of additional Shares under the Company's 1995 Long-Term Incentive Compensation Plan or the Company's 1986 Stock Option and Stock Appreciation Rights Plan, compensation under the Company's 1999 Deferred Compensation Plan for Directors or the exercise of stock options which were outstanding on or may have been granted after the dates referred to in such filings. Additional information relating to the number of Shares beneficially owned by executive officers and directors of the Company should be contained in the Company's proxy statement for the 2001 Annual Meeting.

    None of the Weyerhaeuser Nominees owns beneficially or of record any securities of the Company.

                                  SCHEDULE II

          INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF PARENT AND THE PURCHASER AND CERTAIN EMPLOYEES AND OTHER
                  REPRESENTATIVES OF PARENT AND THE PURCHASER

DIRECTORS AND EXECUTIVE OFFICERS OF PARENT

    The following table sets forth the name and present principal occupation or employment of each director and executive officer of Parent. Unless otherwise indicated, the positions identified below are held with Parent. The business address of each such person is c/o Weyerhaeuser Company, 33663 Weyerhaeuser Way South, Federal Way, Washington 98003 and the telephone number of each such person is (253) 924-2345. Each person listed below is a citizen of the United States, except that Messrs. Gaynor and Langbo are citizens of both the United States and Canada and Messrs. Haskayne and Mazankowski are citizens of Canada.

NAME                                     PRESENT OFFICE WITH PARENT OR OTHER PRINCIPAL OCCUPATION
----                                -------------------------------------------------------------------
William R. Corbin.................  Executive Vice President, Wood Products.

W. John Driscoll..................  Director. Chairman of Rock Island Company, a private investment company, until his retirement in 1994.

C. William Gaynor.................  Senior Vice President, Canada, and President and Chief Executive
                                    Officer of Weyerhaeuser Company Ltd., a wholly owned subsidiary of
                                    Parent.

Richard C. Gozon..................  Executive Vice President, Pulp, Paper and Packaging.

Richard E. Hanson.................  Senior Vice President, Timberlands.

Richard F. Haskayne...............  Director. Chairman of TransCanada PipeLines Limited (gas
                                    transmission, marketing and processing).

Robert J. Herbold.................  Director. Executive Vice President and Chief Operating Officer of
                                    Microsoft Corporation (software).

Steven R. Hill....................  Senior Vice President, Human Resources.

Mack L. Hogans....................  Senior Vice President, Corporate Affairs.

Martha R. Ingram..................  Director. Chairman of Ingram Industries Inc. (book distribution, inland barging and insurance).

John I. Kieckhefer................  Director. President of Kieckhefer Associates, Inc. (investment and trust management).

Arnold G. Langbo..................  Director. Chairman of Kellogg Company (cereal products).

Donald F. Mazankowski.............  Director. Business consultant and Member of Parliament, Government of Canada, from 1968 to 1993.

Steven R. Rogel...................  Chairman of the Board of Directors, President and Chief Executive
                                    Officer.

William D. Ruckelshaus............  Director. Principal in Madrona Investment Group, L.L.C., an
                                    investment company, and a strategic partner in the Madrona Venture
                                    Fund.

NAME                                     PRESENT OFFICE WITH PARENT OR OTHER PRINCIPAL OCCUPATION
----                                -------------------------------------------------------------------
Richard H. Sinkfield..............  Director. Senior partner in the law firm of Rogers and Hardin.

Kenneth J. Stancato...............  Vice President and Corporate Controller.

William C. Stivers................  Executive Vice President and Chief Financial Officer.

James N. Sullivan.................  Director. Vice-chairman of the board of Chevron Corporation
                                    (international oil company) until his retirement in 2000.

George H. Weyerhaeuser, Jr........  Senior Vice President, Technology, and Chairman of the Board of
                                    Directors of Weyerhaeuser Company Ltd.

Clayton K. Yeutter................  Director. Counsel to the law firm of Hogan & Hartson.

DIRECTORS AND EXECUTIVE OFFICERS OF THE PURCHASER

    The following table sets forth the name and position of each director and executive officer of the Purchaser. Each such person is a full-time employee of Parent. The business address of each such person is c/o Weyerhaeuser Company, 33663 Weyerhaeuser Way South, Federal Way, Washington 98003 and the telephone number of each such person is (253) 924-2345. Each person listed below is a citizen of the United States.

NAME                                 PRESENT OFFICE WITH THE PURCHASER (PRESENT PRINCIPAL EMPLOYMENT)
----                                -------------------------------------------------------------------
Robert A. Dowdy...................  Vice President and General Counsel. (Vice President and General
                                    Counsel of Parent)

Claire S. Grace...................  Director and Secretary. (Corporate Secretary and Assistant General
                                    Counsel of Parent)

Jeffrey W. Nitta..................  Director and Assistant Treasurer. (Assistant Treasurer of Parent)

Larry W. Pollock..................  Vice President and Assistant Secretary. (Vice President and
                                    Director of Taxes of Parent)

Steven R. Rogel...................  President. (Chairman of the Board, President and Chief Executive
                                    Officer of Parent)

Richard J. Taggart................  Vice President and Treasurer. (Vice President and Treasurer of
                                    Parent)

CERTAIN EMPLOYEES OF PARENT WHO MAY ALSO SOLICIT PROXIES

    The following table sets forth the name and present principal occupation or employment of certain employees of Parent who may also solicit proxies. The business address of each such person is c/o Weyerhaeuser Company, 33663 Weyerhaeuser Way South, Federal Way, Washington 98003 and the telephone number of each such person is (253) 924-2345. Each person listed below is a citizen of the United States.

NAME                                                            PRESENT OFFICE WITH PARENT
------------------------------------------  -------------------------------------------------------------------
Kathryn F. McAuley........................  Managing Director of Investor Relations.

OTHER REPRESENTATIVES

    Although Morgan Stanley & Co. Incorporated does not admit that it or any of its directors, officers, employees or affiliates is a "participant", as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning them, the following employees of Morgan Stanley & Co. Incorporated may assist Parent and the Purchaser in the solicitation of proxies. The business address of each such person is c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036 and the telephone number of each such person is (212) 761-4000. Each person listed below is a citizen of the United States.

NAME                                                                       TITLE
------------------------------------------  -------------------------------------------------------------------
Lisa Eyles Beeson.........................  Principal.

Joseph Messina............................  Associate.

Peter Pashigian...........................  Vice President.

Joseph Rault..............................  Managing Director.

Marko Remec...............................  Managing Director.

INTERESTS OF NAMED INDIVIDUALS

    To the extent the matters to be acted upon at the 2001 Annual Meeting may have an effect on the consummation of the Offer and the Proposed Merger, the individuals identified in this Schedule II may be deemed to have an interest in such matters as a result of (i) their beneficial ownership of shares of the Company's common stock, par value $0.50 per share (the "Company Common Shares"); and (ii) their beneficial ownership of Parent's common shares, par value $1.25 per share (the "Parent Common Shares"), exchangeable shares of Weyerhaeuser Company Limited ("Exchangeable Shares") and options ("Parent Options") to purchase Parent Common Shares. Additional information with respect to these items is set forth below.

    1. COMPANY SECURITIES Each of Parent and the Purchaser is the record holder of 500 Company Common Shares. On October 30, 2000, the Purchaser acquired 1,000 Company Common Shares for $35.25 per share in an open market transaction executed on the New York Stock Exchange. On November 21, 2000, the Purchaser transferred 500 Company Common Shares to Parent. Steven R. Rogel, Chairman of the Board of Directors, President and Chief Executive Officer of Parent and President of the Purchaser, is the beneficial owner of 56,324 Company Common Shares. On October 20, 2000, an investment advisor purchased 1,000 Company Common Shares for an investment account of Martha R. Ingram, a member of Parent's board of directors, at a price of $29.13 per share in an open market purchase. The investment advisor who manages Ms. Ingram's account has complete investment discretion over the account under a pre-existing contract and does not consult Ms. Ingram regarding, and Ms. Ingram does not have or exercise any influence over, individual transactions in the account. No part of the purchase price or market value of any of the Company Common Shares described in this paragraph is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

    2. PARENT SECURITIES

                                                          PARENT COMMON
                                                           SHARES AND         PARENT
                                                          EXCHANGEABLE     COMMON SHARE      PARENT
NAME AND TITLE                                              SHARES(1)     EQUIVALENTS(2)   OPTIONS(3)
--------------                                            -------------   --------------   ----------
William R. Corbin (Executive Vice President, Wood
  Products).............................................        4,048         14,016        202,890
Robert A. Dowdy (Vice President and General Counsel of
  the Purchaser)........................................        2,064          3,926         70,354
W. John Driscoll (Director).............................    3,904,064          2,088             --
C. William Gaynor (Senior Vice President, Canada).......        1,647             --         32,819
Richard C. Gozon (Executive Vice President, Pulp, Paper
  and Packaging)........................................       30,251         14,762        202,890
Claire S. Grace (Director and Secretary of the
  Purchaser)............................................          237             12          2,270
Richard E. Hanson (Senior Vice President,
  Timberlands)..........................................        4,755         10,596         72,668
Richard F. Haskayne (Director)..........................        3,000          1,008          4,629
Robert J. Herbold (Director)............................          200          1,261             --
Steven R. Hill (Senior Vice President, Human
  Resources)............................................        9,245             --        106,580
Mack L. Hogans (Senior Vice President, Corporate
  Affairs)..............................................        3,602          4,143         86,810
Martha R. Ingram (Director).............................      263,048         14,470             --
John I. Kieckhefer (Director)...........................    4,481,928         10,855             --
Arnold G. Langbo (Director).............................          200          1,064             --
Donald F. Mazankowski (Director)........................          400          3,234             --
Kathryn F. McAuley (Managing Director of Investor
  Relations)............................................          600             --             --
Jeffrey W. Nitta (Director and Assistant Treasurer of
  the Purchaser)........................................       12,510            297         16,205
Larry W. Pollock (Vice President and Assistant Secretary
  of the Purchaser).....................................           20          5,259         54,495
Steven R. Rogel (Chairman of the Board of Directors,
  President and Chief Executive Officer)................        1,056         56,471        535,000
William D. Ruckelshaus (Director).......................        1,600          5,517             --
Richard H. Sinkfield (Director).........................          500          3,174             --
Kenneth J. Stancato (Vice President and Controller).....       13,951          8,463         62,983
William C. Stivers (Executive Vice President and Chief
  Financial Officer)....................................       15,298         11,871        124,600
James N. Sullivan (Director)............................        1,000          2,774             --
Richard J. Taggart (Vice President and Treasurer of the
  Purchaser)............................................        3,585          5,180         30,150
George H. Weyerhaeuser, Jr. (Senior Vice President,
  Technology)...........................................      173,511             --         92,460
Clayton K. Yeutter (Director)...........................          500          1,596             --

------------------------

(1) As of November 13, 2000. Includes Parent Common Shares held in benefit plans, as of November 8, 2000.

(2) Parent Common Share Equivalents held under the Fee Deferral Plan for Directors, the Incentive Compensation Plan for Executive Officers and performance share plans and deferred compensation plans for employees, as of November 13, 2000.

(3) Includes both vested and unvested options to acquire Parent Common Shares, as of November 8, 2000.

ADDITIONAL INFORMATION

    Other than as disclosed in this proxy statement, none of Parent, the Purchaser, or, to the knowledge of Parent and the Purchaser, any of the individuals identified in this Schedule II, the Weyerhaeuser Nominees, or, with respect to clause (3), any of their respective associates: (1) owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company, nor has any such person purchased or sold any securities of the Company since January 1, 1999; (2) owns beneficially, directly or indirectly, or of record but not beneficially, any securities of any parent or subsidiary of the Company; or (3) is, or was since January 1, 2000, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

                                   IMPORTANT

    Tell your Board what you think! Your vote is important. No matter how many Shares you own, please give Weyerhaeuser your proxy FOR the election of the Weyerhaeuser Nominees as directors by taking three steps:

        1. SIGNING the enclosed GOLD proxy card.

        2. DATING the enclosed GOLD proxy card.

        3. MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

    If you hold your Shares in the name of one or more brokerage firms, banks or nominees, only they can exercise voting rights with respect to your Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to vote the GOLD proxy card FOR the election of the Weyerhaeuser Nominees as directors.

    If you have any questions or require any assistance in voting your Shares, please call:

                       [INNISFREE M&A INCORPORATED LOGO]

                         501 Madison Avenue, 20th Floor
                               New York, NY 10022

                         CALL TOLL-FREE: (877) 750-5838
                 Banks and Brokers Call Collect: (212) 750-5833

                              (FORM OF PROXY CARD)

                                PRELIMINARY COPY
                             SUBJECT TO COMPLETION
                               DECEMBER 21, 2000

  PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS OF WILLAMETTE INDUSTRIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF WEYERHAEUSER COMPANY AND COMPANY HOLDINGS,
                                      INC.

    The undersigned hereby appoints Robert A. Dowdy and Claire S. Grace and each of them, with full power of substitution, as proxies of the undersigned to represent and to vote all shares of common stock, par value $0.50 per share, of Willamette Industries, Inc., an Oregon corporation (the "Company"), which the undersigned is entitled to vote at the 2001 Annual Meeting of the Company's shareholders or at any adjournments, postponements or reschedulings thereof (the "2001 Annual Meeting") as follows:

    1. To elect as Class A Directors for a term of three years the nominees listed below:

       Thomas M. Luthy, Robert C. Lane and Evelyn Cruz Sroufe

       / / FOR all nominees

       / / WITHHOLD authority for all nominees

       / / FOR all nominees listed above, except vote withheld from the following nominee(s):

     ---------------------------------------------------------------------------

       WEYERHAEUSER STRONGLY RECOMMENDS A VOTE FOR ALL NOMINEES.

    2. To elect John W. Creighton, Jr., as a Class C Director for a term of two years

       / / FOR

       / / WITHHOLD authority

       WEYERHAEUSER STRONGLY RECOMMENDS A VOTE FOR THE NOMINEE.

    3. In their discretion, the proxies are authorized to vote (1) for the election of any replacement nominee for a nominee for whom the undersigned voted if the original nominee is unable to serve or for good reason will not serve and
(2) upon such other business as may properly come before the meeting other than the items set forth above.

            (Continued and to be dated and signed on reverse side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FOUR WEYERHAEUSER NOMINEES.

    The undersigned hereby acknowledges receipt of the Proxy Statement dated
            , 2001, of Weyerhaeuser Company and Company Holdings, Inc. relating to the 2001 Annual Meeting. The undersigned hereby revokes any proxies heretofore given by the undersigned relating to the subject matter hereof and confirms all that the proxies may lawfully do by virtue hereof.

                                              DATED: _____________________

                                              __________________________________
                                                         (Signature)

                                              __________________________________
                                                 (Signature if jointly held)

                                              Title: ___________________________

                                              Please sign exactly as name
                                              appears hereon. When shares are
                                              held jointly, signatures should
                                              include both names. When signing
                                              as an attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              give full corporate name of the
                                              President or other authorized
                                              officer. If a partnership, please
                                              give the partnership name of the
                                              authorized person.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE
                                   ENCLOSED.